Exhibit 5

February 27, 2015

Taylor Morrison Home Corporation

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Post-Effective Amendment No. 1 Registration Statement on Form S-3ASR (Registration No. 333-198491) (as so amended, the “Registration Statement”) of Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Securities”):

A.	senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

B.	shares of preferred stock (including shares issued upon the conversion of the Debt Securities) of the Company (the “Preferred Stock”);

C.	shares of Class A common stock (including shares issued upon conversion of the Debt Securities or the Preferred Stock) of the

Taylor Morrison Home Corporation	2
Company, par value $0.00001 per share (the “Common Stock”). The shares of Common Stock may be offered by the Company (the “Primary Shares”) and up to 604,449 shares of Common Stock may be offered by the selling stockholder of the Company named in the prospectus (the “Secondary Shares”);

D.	depositary shares representing a fractional share or multiple shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”);

E.	warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination of them (the “Warrants”);

F.	purchase contracts representing the Company’s obligation to sell Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants or debt obligations of third parties, including government securities (the “Purchase Contracts”); and

G.	units consisting of any combination of two or more of Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts or debt obligations of third parties, including government securities (the “Units”).

The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act. The aggregate offering price of the Securities to be offered by the Company will not exceed $1,000,000,000.

The Senior Debt Securities, if any, are to be issued under an indenture to be entered into by and among the Company and US Bank National Association, as trustee (the “Senior Debt Indenture”). The Subordinated Debt Securities, if any, are to be issued under an indenture to be entered into by and among the Company and US Bank National Association, as trustee (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).

The Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

Taylor Morrison Home Corporation	3

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement;

2. the Exchange Agreement, dated as of April 9, 2013 (the “Exchange Agreement”), among the Company, TMM Holdings II Limited Partnership and the other parties named therein; and

3. the forms of Senior Debt Indenture, Subordinate Debt Indenture (including the form of Securities included therein) attached as Exhibits 4.3 and 4.4 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement, (ii) each of the Depositary Agreements, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will be a valid and legally binding obligation of the parties thereto (other

Taylor Morrison Home Corporation	4

than the Company), (iv) the Depositary Shares, the Warrants, the Purchase Contracts, the Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Purchase Contracts or Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and legally binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, and (vi) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Securities of a particular series or issuance, other than the Secondary Shares, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company and, in the case of Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. Upon due authorization by the Company of the issuance and sale of shares of a series of Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

Taylor Morrison Home Corporation	5

3. Upon due authorization by the Company of the issuance and sale of the Primary Shares, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Primary Shares will be validly issued, fully paid and non-assessable.

4. The Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company and such Secondary Shares, when issued and delivered in accordance with the terms of the Exchange Agreement or other applicable agreement, will be validly issued, fully paid and non-assessable.

5. When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

6. When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. When any Purchase Contracts have been duly authorized, executed and delivered by Company, such Purchase Contracts will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. When any Units have been duly authorized, issued and delivered by the Company, the Units will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

Taylor Morrison Home Corporation	6

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP